UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2025

GOLUB CAPITAL BDC, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
                (Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060
____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2025, Golub Capital BDC, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the amended and restated revolving loan agreement dated as of June 21, 2019, governing the unsecured revolving credit facility (as amended, the “GC Advisors Revolver”) with GC Advisors LLC, the Company’s investment adviser, as the lender.

The Amendment (i) increases the borrowing capacity under the GC Advisors Revolver from $200.0 million to $300.0 million, (ii) changes the rate that interest accrues on each loan from the short-term applicable federal rate to the mid-term applicable federal rate and (iii) extends the maturity date to June 13, 2032. The other material terms of the GC Advisors Revolver were unchanged.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
10.1	Fourth Amendment to Amended and Restated Revolving Loan Agreement, dated as of June 13, 2025, by and between Golub Capital BDC, Inc., as the borrower, and GC Advisors LLC, as the lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: June 16, 2025	By: /s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer